Exhibit 2.2

              Delaware      PAGE 1

The First State

I,   JEFFREY W.   BULLOCK,   SECRETARY OF STATE OF THE STATE OF DELAWARE,   DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER,   WHICH MERGES:

"FPI MERGER CORPORATION",  A DELAWARE CORPORATION,

WITH AND INTO  "FLUOROPHARMA,   INC. "  UNDER THE NAME OF "FLUOROPHARMA,   INC. ",  A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE,  AS RECEIVED AND FILED IN THIS OFFICE THE SIXTEENTH DAY OF MAY,  A.D.   2011,  AT 9:43 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE

State of Delaware
Secretary of State
 Division of-Gorporations
Delivered 09:43 AM 05/16/2011
FILED 09:43 AM 05/16/2011
 SRV 110549078 - 3669903 FILE

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is FluoroPharma, Inc. , and the name of the corporation being merged into this surviving corporation is FPI Merger Corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is FluoroPharma, Inc. a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on May 16,2011 .

SIXTH: The Agreement of Merger is on file at 500 Boylston Street, Suite 1600, Boston, MA 02116  (the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 13th day of May, A.D., 2011.

By: /s/ Johan M. (Thijs) Spoor Name: Johan M. (Thijs) Spoor Title: CEO, President and CFO